UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10680 Treena Street, Suite 500

San Diego, California 92131

(Address of Principal Executive Offices)

(858) 790-5008

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual and Special Meeting of Shareholders on September 8, 2016, at which the following matters were considered with the following votes cast:

Election of Directors:

Nominee	Number of Shares	Number of Shares	Number of Broker
	Voted For	Withheld	Non-Votes
John Nyholt	12,380,252	4,550,258	37,901,174
Karen McGinnis	14,983,773	1,946,737	37,901,174
Scott Guthrie	12,098,858	4,831,652	37,901,174
Carlo Chiarello	13,189,522	3,740,988	37,901,174

Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm and Auditor and the authorization of the Company’s Board of Director to approve the Independent Registered Public Accounting Firm and Auditor’s remuneration:

Number of Shares	Number of Shares	Number of Broker
Voted For	Withheld	Non-Votes
45,833,148	8,998,536	0

Advisory vote to approve the compensation of the Company’s named executive officers for fiscal year ended March 31, 2016:

Number of Shares	Number of Shares	Number of Shares	Number of Broker
Voted For	Voted Against	Abstained	Non-Votes
10,080,802	5,368,863	1,480,825	37,901,194

The Company’s proxy materials also included a shareholder proposal entitled “Shareholder Proposal Regarding Proxy Access.”  This proposal was not voted upon at the Annual and Special Meeting because neither the proponent nor a qualified representative of the proponent appeared at the Annual and Special Meeting to properly present the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016	MAD CATZ INTERACTIVE, INC.
	By:	/s/ DAVID MCKEON
Name: David McKeon
Its: Chief Financial Officer